As filed with the Securities and Exchange Commission on February 14, 2018

Registration No. 333-221392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	81-0874035
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 Boland Street, Suite 300

Fort Worth, TX 76107

(817) 921-1889

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Frank D. Bracken, III

Chief Executive Officer

Lonestar Resources US Inc.

111 Boland Street, Suite 300

Fort Worth, TX 76107

(817) 921-1889

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Michael Chambers

David J. Miller

Latham & Watkins LLP

811 Main Street

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Lonestar Resources US Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (No. 333-221392) (the “Registration Statement”) to update the Company’s address, tax disclosure, the information required by Item 12 of Part I of the Registration Statement, and to file updated Exhibits 23.1 and 23.2. The remainder of this Registration Statement is unchanged.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2018

PROSPECTUS

25,024,045 Shares

Lonestar Resources US Inc.

Class A Voting Common Stock

This prospectus covers the offer and sale by the selling stockholders identified on page 17 of this prospectus of 25,024,045 shares of Class A Voting Common Stock (the “Common Stock” or “Class A Common Stock” of Lonestar Resources US Inc. (the “Company”), including 13,686,666 shares of Common Stock issuable upon the conversion of our Series A-1 Convertible Participating Preferred Stock (“Series A-1 Preferred Stock) and 500,000 shares of Common Stock underlying immediately exercisable warrants to purchase Class A Common Stock. We will not receive any proceeds from the sale of the Common Stock by the selling stockholders.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The selling stockholders may offer and sell the shares of Class A Common Stock from time to time in a number of different ways and at varying prices. The selling stockholders may offer and sell the Shares described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. We have agreed to pay all costs, expenses and fees in connection with the registration of the Shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “LONE.” On November 6, 2017, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $3.75 per share.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which this prospectus relates and is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may, from time to time, sell up to 25,024,045 shares of common stock in one or more offerings as described in this prospectus. If required, each time that the selling stockholders offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Lonestar Resources US Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Offering and Our Class A Common Stock

We do not intend to pay dividends on our Class A Common Stock. Consequently, your only opportunity to achieve a return on your investment is if the price of our Class A Common Stock appreciates.

We do not plan to declare dividends on shares of our Class A Common Stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if you sell your Class A Common Stock at a price greater than you paid for it. There is no guarantee that the price of our Class A Common Stock that will prevail in the market will ever exceed the price that you pay in this offering.

Future sales of our Class A Common Stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We or the selling stockholders may sell additional shares of Class A Common Stock in subsequent public offerings. We may also issue additional shares of Class A Common Stock or convertible securities.

We cannot predict the size of future issuances of our Class A Common Stock or securities convertible into Class A Common Stock or the effect, if any, that future issuances and sales of shares of our Class A Common Stock will have on the market price of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A Common Stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our Class A Common Stock.

Our Amended and Restated Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A Common Stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Class A Common Stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the Class A Common Stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.lonestarresources.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 23, 2017.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 15, 2017, August 7, 2017 and November 13, 2017, respectively.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2017 and April 17, 2017.

•	Our Current Reports on Form 8-K filed with the SEC on January 9, 2017, February 22, 2017, March 17, 2017, April 7, 2017, May 26, 2017, June 2, 2017, June 21, 2017, August 28, 2017,

September 22, 2017, November 7, 2017, November 20, 2017, December 14, 2017, December 20, 2017, January 9, 2018 and February 8, 2018 and our Current Report on Form 8-K/A filed with the SEC on July 10, 2017 and August 11, 2017.

•	The description of our Common Stock contained in Form 10 for registration of securities under the Exchange Act, filed with the SEC on December 31, 2015 and any amendment or report filed with the SEC for the purpose of updating, changing or otherwise modifying the description.

•	The descriptions of certain registration rights agreements, contained in our Current Reports on Form 8-K, filed with the SEC on June 21, 2017, August 3, 2016 and November 1, 2016 and any amendment or report filed with the SEC for the purpose of updating the descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

LONESTAR RESOURCES US INC.

111 BOLAND STREET, SUITE 300

FORT WORTH TX 76107

(817) 921-1889

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information presented in this offering memorandum contains forward-looking statements that are subject to a number of known and unknown risks, uncertainties, and other important factors, many of which are beyond our control. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this offering memorandum, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this offering memorandum, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

•	discovery and development of crude oil, NGLs and natural gas reserves;

•	cash flows and liquidity;

•	business and financial strategy, budget, projections and operating results;

•	timing and amount of future production of crude oil, NGLs and natural gas;

•	amount, nature and timing of capital expenditures, including future development costs;

•	availability and terms of capital;

•	drilling, completion, and performance of wells;

•	timing, location and size of property acquisitions and divestitures;

•	costs of exploiting and developing our properties and conducting other operations;

•	general economic and business conditions; and

•	our plans, objectives, expectations and intentions.

All forward-looking statements speak only as of the date of this offering memorandum. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this offering memorandum are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations in the section “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

These important factors include risks related to:

•	variations in the market demand for, and prices of, crude oil, NGLs and natural gas;

•	lack of proved reserves;

•	estimates of crude oil, NGLs and natural gas data;

•	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing to fund our operations;

•	borrowing capacity under our credit facility;

•	general economic and business conditions;

•	failure to realize expected value creation from property acquisitions;

•	uncertainties about our ability to find, develop or acquire additional oil and natural gas resources;

•	uncertainties with regards to our drilling schedules;

•	risks related to expiration of leases on our undeveloped leasehold assets;

•	our dependence upon several significant customers for the sale of most of our crude oil, natural gas and NGL production;

•	counterparty credit risks;

•	competitive within the crude oil and natural gas industry;

•	technology risks;

•	risks related to the concentration of our operations;

•	drilling results;

•	potential financial losses or earnings reductions from our commodity price risk management programs;

•	potential adoption of new governmental regulations; and

•	our ability to satisfy future cash obligations and environmental costs.

The forward-looking statements relate only to events or information as of the date on which the statements are made in this offering memorandum. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

THE COMPANY

Lonestar Resources US Inc., a Delaware corporation, is an independent oil and gas company, focused on the acquisition, development and production of unconventional oil, NGLs and natural gas properties in the Eagle Ford Shale in Texas, where it has accumulated approximately 72,244 gross (57,172 net) acres in what it believes to be the formation’s crude oil and condensate windows as of December 31, 2016. It operates in one industry segment, which is the exploration, development and production of oil, NGLs and natural gas.

Our principal executive offices are located at 111 Boland Street, Suite 300, Fort Worth, TX 76107, and our telephone number is (817) 921-1889.

USE OF PROCEEDS

All of the shares of our Class A Common Stock covered by this prospectus are being offered and sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Class A Common Stock.

DIVIDEND POLICY

We currently intend to retain any earnings to fund the operation and expansion of our business and do not anticipate paying any cash dividends for the foreseeable future. The declaration and payment of any dividends in the future by us will be subject to the sole discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, covenants associated with certain of our debt obligations, legal requirements, regulatory constraints and other factors deemed relevant by our board of directors. Moreover, if we determine to pay any dividend in the future, there can be no assurance that we will continue to pay such dividends. In addition, under our debt agreements, we are not permitted to pay cash dividends without the prior written consent of the lenders.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is only a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation of the Company, Certificates of Amendment to Certificate of Incorporation of the Company, Certificate of Designations of Series A-1 Convertible Participating Preferred Stock, Certificate of Designations of Series A-2 Convertible Participating Preferred Stock, Certificate of Designations of Series B Convertible Preferred Stock, Amended and Restated Bylaws of the Company, which are included as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7, respectively, the board representation agreement, which is included as Exhibit 4.8, and the registration rights agreements, which are included as Exhibits 4.1, 4.2, 4.3., 4.4, 4.5, 4.6 and 4.7 (collectively, the “Registration Rights Agreements”).

We are authorized to issue up to 100,000,000 shares of Class A Common Stock, $0.001 par value per share, and 5,000 shares of Class B non-voting common stock (“Class B Non-Voting Common Stock”), $0.001 par value per share.

Holders of our Class A Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Except as required by law, the holders of our Class B Non-Voting Common Stock will not be entitled to vote on matters voted on by stockholders.

Holders of our Class A and Class B common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends; provided, however, that any dividend upon the common stock that is payable in common stock shall be paid only in Class A Common Stock to the holders of Class A Common Stock and only in Class B Non-Voting Common Stock to the holders of Class B Non-Voting Common Stock.

Holders of our common stock do not have any conversion, redemption or pre-emptive rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of shares of our common stock will be entitled to receive all of the remaining assets of the company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them, regardless of whether such shares are Class A Common Stock or Class B Non-Voting Common Stock.

Any outstanding shares of our common stock are fully paid and non-assessable.

The transfer agent and registrar for our Class A Common Stock is Computershare.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Series A-1 Preferred Stock

We currently have 82,120 shares of Series A-1 Preferred Stock outstanding. At a stockholders meeting on November 3, 2017, holders of a majority of our outstanding common stock approved the issuance of our common stock upon the conversion of all shares of Series A-1 Preferred Stock issued or issuable pursuant to the Amended and Restated Securities Purchase Agreement, dated as of June 15, 2017, by and between the Company and Chambers Energy Capital III, LP. Holders of Series A-1 Preferred Stock may convert such shares into shares of our common stock at their option. The Series A-1 Preferred Stock votes on an as converted basis on all matters submitted to a vote of our common stock and, separately, votes as a class with respect to certain matters that could potentially affect the Series A-1 Preferred Stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may be considered as having an anti-takeover effect, such as the following provisions:

•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting;

•	requiring the affirmative vote of 66 2⁄3% of the voting power of all then outstanding shares entitled to vote in order for stockholders to adopt, amend or repeal any provision of our Bylaws or Certificate of Incorporation; and

•	providing that the number of directors shall be fixed from time to time by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) or by the stockholders. Newly created directorships resulting from any increase in our authorized number of directors will be filled only by a majority vote of our board of directors then in office, whether or not such directors number less than a quorum, and directors so chosen will serve for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires or until such director’s successor shall have been duly elected and qualified.

We are also subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which in general prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The above-summarized provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our Class A common stock, but does not purport to be a complete analysis of all potential tax effects relating thereto. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class A common stock being taken into account in an applicable financial statement; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such partnership will depend on the status of the partner, the activities of such partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or an entity treated as such for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described above in the section entitled “Dividend Policy” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

For additional withholding rules that may apply to dividends, see the discussions below under the headings “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Sale or Other Taxable Disposition

Subject to the discussions below in “Information Withholding and Backup Reporting” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (adjusted for certain items), which will include such effectively connected gain.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, a Non-U.S. Holder of our Class A common stock will not be subject to U.S. net federal income tax as a result of our being a USRPHC if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder did not own, actually or constructively, greater than 5% of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If our Class A common stock is not considered to be so traded, a Non-U.S. Holder generally would be subject to net U.S. federal income tax on the gain realized on a disposition of our Class A common stock as a result of our being a USRPHC and generally would be required to file a U.S. federal income tax return. Additionally, a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes a valid exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes a valid exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

SELLING STOCKHOLDERS

This prospectus covers offer and sale of up to 25,024,045 shares of Class A Common Stock that may be offered and sold from time to time by the selling stockholders identified below under this prospectus. The selling stockholders identified below may currently hold or acquire at any time shares of Class A Common Stock in addition to those registered hereby.

On June 15, 2017, Battlecat Oil & Gas, LLC (“Battlecat”) acquired 1,184,632 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) as partial consideration paid in connection with the acquisition of certain oil and gas assets, and on November 3, 2017, such shares of Series B Preferred Stock converted into 1,184,632 Class A Common Stock.

Also on June 15, 2017, SN UR Holdings, LLC (“SN UR”) acquired 1,500,000 shares of Series B Preferred Stock as partial consideration paid in connection with the acquisition of certain oil and gas assets, and on November 3, 2017, such shares of Series B Preferred Stock converted into 1,500,000 Class A Common Stock.

On May 26, 2017, Chambers Energy Capital III, LLC (“Chambers”) acquired shares of Series A-1 Preferred Stock, pursuant to a securities purchase agreement with the Company and a subsequent dividend paid in-kind by the Company, and such shares are convertible into 13,686,666 shares of Class A Common Stock. As of the date hereof, none of the Series A-1 Preferred Stock shares have been converted. Chambers currently has the right, through its ownership of Series A-1 Preferred Stock, to designate two directors to our Board of Directors and have currently designated Phillip Z. Pace.

On August 2, 2016, Leucadia National Corporation (“Leucadia”) acquired its shares described below and warrants to purchase shares as consideration by the Company in connection with an asset purchase agreement, through the consummation of a certain equity commitment arrangement between the Company and Leucadia and a securities purchase agreement. In connection with such securities purchase agreement, Leucadia also acquired a beneficial interest in senior secured second lien notes of a subsidiary of the Company. As of the date hereof, no senior secured second lien notes are outstanding.

EF Realisation Company Limited (“EF Realisation”) acquired EFR Guernsey Holding Limited (“EFR Guernsey”), which holds 4,174,259 shares of Class A Common Stock, pursuant to a scheme of reconstruction under section 110 of the Insolvency Act 1986 (as amended) of Ecofin Water & Power Opportunities plc, effective on September 26, 2016. EFR Guernsey had acquired 4,174,259 shares of Class A Common Stock and became a majority shareholder pursuant to a securities purchase agreement with the Company effective July 5, 2016. However, as of the date hereof, EFR Guernsey, and hence EF Realisation indirectly, is no longer a majority stockholder in the Company. On October 26, 2016, the Company entered into a board representation agreement with EF Realisation pursuant to which as long as EF Realisation owns 15% or more of the issued and outstanding shares of our Class A Common Stock, it has the right to nominate up to, but no more than, two directors to serve on our Board of Directors and for as long as EF Realisation owns at least 10% but less than 15%, it has the right to nominate up to, but no more than, one director to serve on our Board of Directors. EF Realisation currently has the right to designate two nominees and have designated Christopher Rowland and John H. Murray.

We have entered into the Registration Rights Agreements with the selling stockholders pursuant to which we agreed to (subject to certain conditions being met) prepare and file a registration statement to permit the resale of the shares covered by this prospectus from time to time as permitted by Rule 415 promulgated under the Securities Act. We are registering the shares of Class A Common Stock described in this prospectus pursuant to the Registration Rights Agreements.

Information concerning the selling stockholders may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling stockholders, other than EF Realisation and Chambers, currently have, or within the past three years had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of shares of Class A Common Stock.

We have prepared the paragraphs immediately following this paragraph, the table that follows and the related notes based on information supplied to us by the selling stockholders on or prior to November 6, 2017. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of the shares of Class A Common Stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling stockholders may change over time.

Each of the selling stockholders, and their respective partners, pledgees, donees, transferees or other successors (each also a selling stockholder for purposes of this prospectus) that may receive shares registered hereunder from the selling stockholders and corresponding registration rights in accordance with the Registration Rights Agreement, may sell up to all of the shares of Class A Common Stock shown in the table below under the heading “Shares Being Offered” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling stockholders are not obligated to sell any of the shares of Class A Common Stock offered by this prospectus.

	Shares Beneficially Owned Prior to Offering	Shares Being Offered Hereby	Shares Beneficially Owned After this Offering(1)	Percentage of Shares Beneficially Owned
Selling Stockholders				Before Offering	After Offering(1)
Chambers Energy Capital III, LP (2)	13,686,666	13,686,666	—	35.8%	—
EF Realisation Company Limited (3)	4,174,259	4,174,259	—	17.0%
LR-Battlecat Holdings, L.P. (4)	1,184,632	1,184,632	—	4.8%	—
Leucadia National Corporation (5)	4,478,488	4,478,488	—	17.9%	—
Sanchez Energy Corporation (6)	1,500,000	1,500,000	—	6.1%	—

(1)	Represents the amounts of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that: (a) all shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling stockholder; and (b) no other shares of our Class A Common Stock will be acquired prior to completion of this offering by the selling stockholder. The selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Class A Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.
(2)	The shares reported herein are held of record by Chambers. J. Robert Chambers is the managing member of CEC GP, LLC (“CEC GP”), which is the managing member of CEC Fund III GP, LLC (“CEC III”), which is the general partner of Chambers Energy. Accordingly, each of Mr. Chambers, CEC GP, and CEC III may be deemed to share voting and investment power over the shares held of record by Chambers. Chambers holds of record 82,120 of the Company’s Series A-1 Preferred Stock. Each outstanding share of Series A-1 Preferred Stock is convertible into approximately 166.67 shares of Class A Common Stock, based on a conversion rate specified in the Certificate of Designations for the Series A-1 Stock. The amounts and percentages reflect the number of shares of Class A Common Stock issuable upon conversion of Series Preferred Stock A-1 Stock at this ratio.
(3)	Consists of 4,174,259 shares directly held by EFR Guernsey Holding Limited (“EFR Guernsey”). EFR Guernsey is a wholly-owned subsidiary of EF Realisation Company Limited (“EF Realisation”). A majority of the board of directors of EF Realisation, comprised of Martin Negre, Robert Sinclair and Nicholas Tostevin, has sole voting and investment power over the shares directly held by EFR Guernsey. Each director of EF Realisation disclaims beneficial ownership of such shares.
(4)	Consists of 1,184,632 shares directly held by Battlecat Oil & Gas, LLC (“Battlecat”). Battlecat is a controlled subsidiary of LR-Battlecat Holdings, L.P. (“Limerock”). Limerock has sole voting and investment power over these shares.

(5)	Based on a Schedule 13D filed on December 29, 2016, as amended on June 21, 2017, by Leucadia National Corporation (“Leucadia”), on behalf of itself and its controlled subsidiaries. Leucadia reported that, as of June 12, 2017, it had sole voting and dispositive power with respect to 3,478,261 shares of Class A Common Stock, and shared voting and dispositive power with respect to 1,000,227 shares of Class A Common Stock. The foregoing 1,000,227 shares consisted of 500,227 shares of Class A Common Stock and 500,000 shares underlying immediately exercisable warrants to purchase Class A Common Stock held by JETX Energy, LLC (formerly known as Juneau Energy, LLC), Leucadia’s controlled subsidiary.
(6)	Consists of 1,500,000 shares directly held by SN UR Holdings, LLC, which is a wholly-owned subsidiary of Sanchez. Sanchez has sole voting and investment power over these shares.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. The shares of Class A Common Stock held by the selling stockholders, and their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Class A Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Class A Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by the selling stockholders to their partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Class A Common Stock pursuant to an exemption under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act. In certain circumstances, we have agreed to register the shares of Class A Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Class A Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

Each of the selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by such selling stockholder and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of Class A Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

The validity of the Class A Common Stock offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements of Lonestar Resources US Inc. as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Estimates of our natural gas reserves and related future net cash flows and present values thereof related to our properties as of December 31, 2016 have been incorporated by reference herein in reliance upon the proved reserves estimates prepared by independent petroleum engineers, W.D. Von Gonten & Co. We have included these estimates in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

3.1	Certificate of Incorporation of Lonestar Resources US Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-12B (File No. 001-37670) filed on December 31, 2015).

3.2	Certificate of Amendment to Certificate of Incorporation of Lonestar Resources US Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K (File No. 001-37670) filed on March 23, 2017.

3.3	Certificate of Amendment to Certificate of Incorporation of Lonestar Resources US Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on May 26, 2017).

3.4	Certificate of Designations of Series A-1 Convertible Participating Preferred Stock (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

3.5	Certificate of Designations of Series A-2 Convertible Participating Preferred Stock (Incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

3.6	Certificate of Designations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017)

3.7	Amended and Restated Bylaws of Lonestar Resources US Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37670) filed on April 7, 2017).

4.1	Registration Rights Agreement, dated August 2, 2016, by and among Lonestar Resources US Inc., Leucadia National Corporation and Juneau Energy, LLC (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on August 3, 2016).

4.2	Amendment No. 1, dated June 13, 2017, to the Registration Rights Agreement by and among Lonestar Resources US Inc., Leucadia National Corporation and Juneau Energy, LLC (Incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

4.3	Registration Rights Agreement, dated October 26, 2016, between Lonestar Resources US Inc. and EF Realisation Company Limited (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on November 1, 2016).

4.4	Amendment No. 1, dated June 14, 2017, to the Registration Rights Agreement by and between Lonestar Resources US Inc. and EF Realisation Company Limited LLC (Incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

4.5	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and Battlecat Oil & Gas, LLC (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

4.6	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and SN UR Holdings, LLC (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

4.7	Registration Rights Agreement, dated as of June 15, 2017, by and between Lonestar Resources US Inc. and Chambers Energy Capital III, LP (Incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on June 21, 2017).

4.8	Board Representation Agreement, dated October 26, 2016, between Lonestar Resources US Inc. and EF Realisation Company Limited (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 001-37670) filed on November 1, 2016).

5.1*	Opinion of Latham & Watkins LLP.

23.1**	Consent of BDO USA, LLP.

23.2**	Consent of W.D. Von Gonten & Co.

23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registration Statement filed on November 7, 2017).

*	Filed with the original Registration Statement on November 7, 2017.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, in the State of Texas, on February 14, 2018.

LONESTAR RESOURCES US INC.

By:	/s/ Frank D. Bracken, III
Name:	Frank D. Bracken, III
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on February 14, 2018 in the capacities indicated.

Name	Title

/s/ Frank D. Bracken, III Frank D. Bracken, III	Chief Executive Officer and Director (Principal Executive Officer)

* Douglas W. Banister	Chief Financial Officer (Principal Financial Officer)

/s/ Jason N. Werth Jason N. Werth	Chief Accounting Officer (Principal Accounting Officer)

* John H. Pinkerton	Chairman of the Board of Directors

* Stephen H. Oglesby	Director

* Daniel R. Lockwood	Director

* Christopher Rowland	Director

* John H. Murray	Director

* Henry B. Ellis	Director

* Randy L. Wolsey	Director

Name	Title

* Phillip Z. Pace	Director

* Matthew B. Ockwood	Director

*By:	/s/ Frank D. Bracken, III
Frank D. Bracken, III Attorney-in-fact

II-4